EXHIBIT 5.7
[Letterhead of Corrs Chambers Westgarth]
9 July 2012

To each of the persons specified in Schedule 1	Contact Amin Doulai +61 2 9210 6131
Email: Amin.Doulai@corrs.com.au

Partner
Shaun McGushin +61 2 9210 6915
Email: Shaun.McGushin@corrs.com.au
Dear Sirs
Registration Statement on Form F-4
1 Introduction
We have acted as Australian legal counsel to the Addressees in connection with the Transaction Documents.
We have been asked to provide this opinion regarding certain documents described below under the laws in force at the date of this opinion in the Relevant Jurisdictions. We express no opinion as to any laws other than the laws of the Relevant Jurisdictions.
This opinion relates solely to matters governed by, and should be interpreted in accordance with, the laws of the Relevant Jurisdictions as in force and as interpreted at 9.00 am Sydney time on the date of this opinion (the Opinion Date). We have no obligation to inform you of any change in any relevant law occurring after the Opinion Date. If the date of effectiveness of the Registration Statement (the Effectiveness Date) falls after the Opinion Date, and if requested by you on the Effectiveness Date, we will separately inform you of any change in any relevant law since the Opinion Date.
We understand that you will rely as to matters of the laws of the Relevant Jurisdictions, as applicable, upon this opinion in connection with the matters set out in this opinion. In addition, we understand that Debevoise will rely as to matters of the laws of the Relevant Jurisdictions, as applicable, upon this opinion in connection with the matters set out in this opinion for the purposes of an opinion to be rendered by it on or about the date of this opinion relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s reliance as to matters of the laws of the Relevant Jurisdictions, as applicable, upon this opinion.
We consent to the filing of this opinion as an exhibit to the Registration Statement on Form F-4 and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

9 July 2012
Registration Statement on Form F-4
2 Definitions
In this opinion:
Addressees means each person to whom this opinion is addressed.
ASIC means the Australian Securities and Investments Commission.
ASIC Search means the inspection of the records (which are not necessarily up to date) in extract form, which are available to the public from the online database of ASIC at or about 10.30am (Sydney time) on 9 July 2012 in relation to the Company.
Company means Whakatane Mill Australia Pty Limited (Australian Company Number 143 793 659).
Court Searches means the inspection of the records of the following courts in relation to the Company (which are not necessarily up to date), which are available to the public and conducted on the dates specified below:
(a)	Federal Court of Australia (search conducted on 5 July 2012);

(b)	Supreme Court of New South Wales (search conducted on 6 July 2012);

(c)	Supreme Court of the Australian Capital Territory (search conducted on 6 July 2012);

(d)	Supreme Court of the Northern Territory (search conducted on 5 July 2012);

(e)	Supreme Court of Queensland (search conducted on 5 July 2012);

(f)	Supreme Court of South Australia (search conducted on 9 July 2012);

(g)	Supreme Court of Tasmania (search conducted on 5 July 2012);

(h)	Supreme Court of Victoria (search conducted on 5 July 2012); and

(i)	Supreme Court of Western Australia (search conducted on 5 July 2012).
Debevoise means the law firm of Debevoise & Plimpton LLP.
Director’s Certificates means each of the following certificates relating to the Company signed by Helen Golding, as director of the Company:
(a)	a director’s certificate dated 8 September 2011; and

(b)	a director’s certificate dated 15 March 2012.
First Supplemental Indenture means the document described in item 1 of Schedule 2.
Registration Statement means the Registration Statement (File No. 333-182332) on Form F-4 under the Securities Act in relation to Reynolds Group Holdings Limited and others as filed with the United States Securities and Exchange Commission on June 25, 2012.
Relevant Jurisdictions means the State of New South Wales, Victoria and the Commonwealth of Australia.
Securities Act means the Securities Act of 1933, as amended, of the United States of America.
Senior Notes Indenture means the 9.875% senior notes due 2019 Senior Notes Indenture dated as of August 9, 2011, as amended from time to time, between RGHL US Escrow II

9 July 2012
Registration Statement on Form F-4
LLC, RGHL US Escrow II Inc., The Bank of New York Mellon as trustee, principal paying agent, transfer agent and registrar and The Bank Of New York Mellon, London Branch as paying agent.
Seventh Supplemental Indenture means the document described in item 2 of Schedule 2.
Transaction Documents means the First Supplemental Indenture and the Seventh Supplemental Indenture.
If a word or phrase is defined, its other grammatical forms have corresponding meanings. Unless the contrary intention appears, the singular includes the plural and vice versa.
3 Documents
In connection with this opinion we have examined and rely on the following documents (which, in the case of copies, have been certified or otherwise identified to our satisfaction):
(a)	a counterpart copy of the First Supplemental Indenture (in PDF file format) executed by or on behalf of the Company;

(b)	a draft of the Seventh Supplemental Indenture;

(c)	the Senior Notes Indenture (in PDF file format);

(d)	the Registration Statement (in PDF file format);

(e)	the Director’s Certificates (in PDF file format), each containing:
(i)	a copy of the certificate of registration and the constitution of the Company;

(ii)	an extract of the written resolutions of the board of directors of the Company (dated 19 July 2011 and 29 February 2012 respectively) in relation to the execution and delivery of the relevant Transaction Documents; and

(iii)	a power of attorney (dated 20 July 2011 and 29 February 2012 respectively) authorising the execution of the relevant Transaction Documents;
(f)	the ASIC Search; and

(g)	the Court Searches.
4 Opinion
Based on the assumptions and subject to the qualifications set out below, we are of the opinion that:
(a)	the Company has been duly incorporated and is validly registered and existing under the laws of the Relevant Jurisdictions;

(b)	the Company has power to enter into each Transaction Document and has taken all necessary corporate and other action to authorise the execution, delivery and performance, in accordance with their respective terms, of each Transaction Document;

9 July 2012
Registration Statement on Form F-4
(c)	the Company has the power to perform its obligations under each Transaction Document;

(d)	the First Supplemental Indenture has been validly executed by the Company; and

(e)	the execution, delivery and performance by the Company of the First Supplemental Indenture does not, and the execution, delivery and performance by the Company of the Seventh Supplemental Indenture will not, contravene or cause a breach or default under, and will not result in any contravention of, or breach or default under its constitution.
5 Assumptions
For the purposes of this opinion we have assumed (without making any investigation unless otherwise stated) that:
(a)	all dates and signatures are authentic;

(b)	all copies of documents submitted to us are complete and conform to the originals of those documents and that the documents referred to in paragraph 3(e) were in full force and effect as at the date of the written resolutions of the directors and the date the Transaction Documents were executed by the Company;

(c)	in respect of the Seventh Supplemental Indenture, that document will be executed in the form of the draft provided to us;

(d)	the powers of attorney annexed to the Directors Certificates have not been varied or revoked;

(e)	all facts stated in the documents, extracts of resolutions, certificates or other instruments referred to in paragraph 3 are and continue to be correct and no relevant matter has been withheld from us, whether deliberately or inadvertently;

(f)	we are entitled to make and rely on all of the assumptions specified in sections 129(2), 129(3), 129(4) and 129(7) of the Corporations Act 2001 (Cth) (as though there were relevant dealings with the Company) and on the basis that no partner or solicitor of this firm nor any other person is disqualified from making those assumptions;

(g)	in relation to the extract of written resolutions in paragraph 3, all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with; and

(h)	none of the parties to any of the Transaction Documents or the Senior Notes Indenture is conducting or will conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Transaction Documents or the Senior Notes Indenture which might render the Transaction Documents or the Senior Notes Indenture or any relevant transaction or associated activity illegal, void, voidable or unenforceable.
The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete in every particular. That we have made an assumption in this opinion does not imply that we have made any

9 July 2012
Registration Statement on Form F-4
enquiry to verify any assumption or are not aware of any circumstance which might affect the correctness of any assumption.
No assumption specified above is limited by reference to any other assumption.
6 Qualifications
Our opinion is subject to the following qualifications:
(a)	we express no opinion as to:
(i)	the enforceability of the Transaction Documents;

(ii)	whether the representations and warranties made or given or to be made or given by the Company in any Transaction Document are correct except in so far (and to the extent) as any such representation or warranty relates to a matter which is the subject of this opinion;

(iii)	any agreement, document or other instrument referred to in, contemplated by or in any way connected with any Transaction Document (including, for the avoidance of doubt, the Senior Notes Indenture and the Registration Statement), unless such agreement, document or other instrument is itself an Transaction Document; and
(b)	we have relied on the ASIC Search and the Court Searches, which did not reveal:
(i)	that a liquidator, administrator, receiver or like person has been appointed to the Company; or

(ii)	that there is a current application for the winding up of the Company,

but we note that the records of ASIC and the relevant courts available for public search may not be complete or up to date.
Yours faithfully
Corrs Chambers Westgarth
/s/ Shaun McGushin
Shaun McGushin
Partner

9 July 2012
Registration Statement on Form F-4
SCHEDULE 1
Addressees
1.	Reynolds Group Holdings Limited Level Nine, 148 Quay Street Auckland 1140 NEW ZEALAND

2.	Reynolds Group Issuer Inc. c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover Delaware 19904 UNITED STATES OF AMERICA

3.	Reynolds Group Issuer LLC c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover Delaware 19904 UNITED STATES OF AMERICA

4.	Reynolds Group Issuer (Luxembourg) S.A. 6C Rue Gabriel Lippmann L-5365 Munsbach GRAND DUCHY OF LUXEMBOURG

5.	Whakatane Mill Australia Pty Limited Level 22 20 Bond Street Sydney NSW 2000 AUSTRALIA

9 July 2012
Registration Statement on Form F-4
SCHEDULE 2
Transaction Documents
1.	First Senior Notes Supplemental Indenture to the Senior Notes Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (First Supplemental Indenture); and

2.	Seventh Senior Notes Supplemental Indenture to the Senior Notes Indenture, to be entered into by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, Beverage Packaging Holdings (Luxembourg) I S.A, Whakatane Mill Australia Pty Limited and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, a form of which is filed as Exhibit 4.22.2 to the Registration Statement on Form F-4 (Seventh Supplemental Indenture).